Exhibit 99.1

Apollo Commercial Real Estate Finance, Inc. Announces Private Offering of Common Stock

NEW YORK, NY, July 26, 2011

Apollo Commercial Real Estate Finance, Inc. (the “Company”) (NYSE: ARI) announced today that it sold an aggregate of 3,000,000 shares of common stock at a price of $16.66 per share in a private offering. The shares were first sold to an initial purchaser who purchased the shares for resale to certain institutional investors and received a selling commission of $0.33 per share, resulting in net proceeds to the Company before offering expenses of $16.33 per share. The offering price is equal to the June 30, 2011 basic book value per share of the Company (based on stockholders equity of $293 million and 17,561,032 shares of common stock outstanding as of such date), and represents a premium of approximately 4.65% over the closing price of $15.92 as of July 25, 2011. The offering, expected to close on July 29, 2011, will generate gross proceeds of approximately $50 million and net proceeds before offering expenses of approximately $49 million. Upon the close of the offering, the Company’s total outstanding share count is expected to be 20,561,032.

The purpose of the offering is to enable the Company to fund the proposed acquisition of the following two assets:

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A $25 million junior mezzanine loan secured by a pledge of the equity interests in the borrower that owns three recently opened hotels in Manhattan, New York. The mezzanine loan is part of a $400 million, five-year financing package split into a $270 million first mortgage loan, $105 million senior mezzanine loan and $25 million junior mezzanine loan. The mezzanine loan is an interest-only floating rate loan that bears interest at LIBOR +10.49%, with a 1% LIBOR floor. The appraised loan-to-value for the mezzanine loan is estimated to be approximately 60% as of June 2011; and

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A $30 million subordinate debt financing structured as a preferred equity interest in a company that has a 100% equity interest in a grocery-anchored retail center currently undergoing an expansion with substantial pre-leasing in place. The financing is part of a $135 million, 5-year financing package split into a $105 million first mortgage and a $30 million preferred equity investment. The proposed investment carries a coupon of 14.0% (10.0% current pay with a 4.0% accrual until the property generates the necessary excess cash flow) and will not have an appraised loan-to-value in excess of 79%.

Neither opportunity is subject to a binding contract and there can be no assurance that the Company will acquire these assets on the terms described above, or at all.

The institutional investors received registration rights relating to the shares purchased in the offering which registration rights cannot be effected prior to the date that is 90 days after the closing of the offering. The shares of common stock sold pursuant to the offering described in this press release have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and may not be offered or sold in the United States absent registration under, or an applicable exemption from, the registration requirements of the Securities Act and applicable state securities laws. This press release shall not constitute an offer to sell or a solicitation of an offer to buy any securities described herein.

About Apollo Commercial Real Estate Finance, Inc.

Apollo Commercial Real Estate Finance, Inc. (NYSE: ARI) is a commercial real estate finance company that originates, acquires, invests in and manages senior performing commercial real estate mortgage loans, commercial mortgage-backed securities, and other commercial real estate-related debt investments in the U.S. The Company is externally managed and advised by ACREFI Management, LLC, a Delaware limited liability company, an indirect subsidiary of Apollo Global Management, LLC. Additional information can be found on the Company’s website at www.apolloreit.com.

Forward-Looking Statements

Certain statements contained in this press release constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company’s control. These forward-looking statements include information about possible or assumed future results of the Company’s business, financial condition, liquidity, results of operations, plans and objectives. When used in this release, the words “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” or similar expressions, are intended to identify forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking: the closing of the offering, the use of proceeds from the offering, the return on equity; the yield on investments; the ability to borrow to finance assets; and risks associated with investing in real estate assets, including changes in business conditions and the general economy. For a further list and description of such risks and uncertainties, see the reports filed by the Company with the Securities and Exchange Commission. The forward-looking statements, and other risks, uncertainties and factors are based on the Company’s beliefs, assumptions and expectations of its future performance, taking into account all information currently available to the Company. Forward-looking statements are not predictions of future events. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SOURCE: Apollo Commercial Real Estate Finance, Inc.